EX-10.7
              EMPLOYMENT AGREEMENT (GAR MAR-CHAIM)

                        EMPLOYMENT AGREEMENT

Entered into and effective on July 3, 2006 (the "Effective Date")

By and between:

Andain Inc, a company duly incorporated under the laws of the state of Nevada resident at 5190 Neil Road., Suite 430, Reno, Nevada 89502 (the "Company"); AND

Gai Mar-Chaim, an Israeli resident at 10 Hazait St., Asseret, holder of Israeli passport number _____________ (the "Employee").

WHEREAS:

(1) The Company desires to engage the services of the Employee as Secretary and Treasurer of the Company; and

(2) The Employee desires to become so employed and he represents that he possesses the knowledge, experience, connections and skills suitable for the performance of his duties hereunder; and

(3) The Parties wish to record hereinbelow the terms and conditions of such employment;

NOW THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

1.  Term

The Employee's employment hereunder shall have commenced on the Effective Date and shall continue for an indefinite period, unless and until terminated in accordance with the provisions of Sub-Article 14 below.

2.  Title and Duties

2.1 The Company hereby engages the employment of the Employee and the Employee accepts such engagement by the Company as Secretary and Treasurer.

2.2 The Employee's duties shall include all the duties ordinarily performed by persons holding the aforementioned position in a business similar to the business of the Company and he shall perform such duties and exercise such powers as may be assigned to him, from time to time, by the Board of Directors of the Company (the "Board").

2.3 The Employee shall serve the Company faithfully and to the best of his ability, devoting his entire time, attention, skills, knowledge and experience, throughout the term of this Agreement, exclusively to the business of the Company and shall use his best endeavors to promote the business and interests of the Company to the full satisfaction of the Board.

2.4 The Employee shall carry out and put into effect the policies and decisions of the Board, and shall report to the Board in connection therewith.

2.5 The Employee undertakes that during the continuance of his employment with the Company he will not:

2.5.1 be engaged or concerned or interested, directly or indirectly, in any other company or business, except those companies and businesses specified in annex A to updated from time to time;

2.5.2 compete in any respect, directly or indirectly, with the companies and businesses of the Company, or affiliated to the Company except those companies and businesses specified in annex A to updated from time to time;

2.5.3 unless instructed by the Company, to be employed, directly or indirectly, with or without remuneration, in any business or occupation except by the Company, except those companies and businesses specified in annex A to updated from time to time;

2.5.4 receive from any third party that is related to the business of the Company or which competes or may compete with the Company, any undertaking, loan, gift or benefit, monetary or otherwise.

2.6 The Employee has represented and hereby represents to the Company that the execution, delivery and performance by the Employee of this Agreement do not conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under any contract, agreement or understanding, whether oral or written, to which the Employee is a party or of which the Employee is or should be aware and that there are no restrictions, covenants, agreements or limitations on his right or ability to enter into and perform the terms of this Agreement, and agrees to indemnify and save the Company harmless from any liability, cost or expense, including attorney's fees, based upon or arising out of any such restrictions, covenants, agreements, or limitations that may be found to exist.

3.  Personal Trust

Since the position of the Employee is one of special trust and confidence, and the conditions of his employment do not allow a proper control over his working hours, the Employee shall not be granted any other compensation and/or payment other than expressly specified herein. The Employee acknowledges that he may be required to work "overtime" or during "weekly rest-hours" without being entitled to "overtime compensation" or "weekly rest-hour compensation", and he undertakes to comply with such requirements of the Company, to the extent reasonably possible. The Employee acknowledges that the compensation to which he is entitled pursuant to this Agreement constitutes adequate compensation for his work during "overtime" or "weekly rest-hours".

4.  Compensation

4.1 The Company shall pay to the Employee, on or before the 9th day of each calendar month, during the term of this Agreement, a gross salary (the "Salary") as follows: (a) Ten Thousand ($10,000) dollars per month with respect to the period commencing on the Effective Date and terminating upon the earlier of: (i) January 1, 2007; (ii) the end of the calendar month during which the Employee will desire to convert the Employee due salaries to the Company shares at a share price of ten ($0.10) cents (b) Fifteen Thousand ($15,000) dollars with respect to the period commencing such conversion and upon expiration of the period set forth in (a) above. (c) Twenty Thousand ($20,000) dollars with respect to the period starting on January 1st, 2008. The Salary, unless otherwise specifically provided herein, does not include the employment-benefit payments provided by any applicable law.

4.2 The Company shall review the Salary once a year, in light of the Employee's performance during such year. For the sake of clarity, nothing in the aforesaid shall be deemed or construed as imposing any obligation on the Company to increase the Salary except the specified in section 4.1 herein.

4.3 The Company may withhold, deduct and transfer to the applicable authorities and/or institutions, out of the Employee's Salary and/or any other benefits or payments due to the Employee pursuant to this Agreement, any taxes and other payments, which the Company is required so to do under any applicable law and under this Agreement. Notwithstanding the aforesaid, any taxes payable with respect to the use of the Company's car, pursuant to the terms of Section 5 below, shall be grossed up by the Company.

4.4 Unless otherwise provided herein, the Salary and benefits payable to the Employee under this Agreement shall be the full compensation for all services the Employee may render to the Company and the Employee shall not be entitled to any further or other compensation and/or benefits, except for reimbursement of expenses incurred by him in connection with his employment.

5.  Company Car

The Employee shall be entitled to the full time use of a Company owned car, as of this agreement or to fully reimburse the Employee for any expances accured by his usage of his owned privet car. The Company will reimburse the Employee all insurance policies, registration fees, maintenance and operation expenses with respect to such car, including gasoline, shall be borne and paid by the Company, either directly or as reimbursement of any such expenses incurred by the Employee. For the avoidance of any doubt, it is hereby agreed and understood that the benefit under this Article 5 comes in lieu of all commuting payments payable to the Employee under any applicable law, and the Employee undertakes not to maintain or claim otherwise. The Employee shall use the car in accordance with all applicable laws and promptly pay any and all fines, charges and reports imposed on him and/or the Company (by any municipality, police or court of law) with respect to the use of the said car during the time it was in the possession or under control of the Employee.

6.  Recreation Payments

The Employee's entitlement to Recreation Payments, if any, shall be determined in accordance with the relevant applicable laws.

7.  Annual Vacation

The Company shall, during the term of this Agreement, allow the Employee 30 working days vacation per annum. Such vacation shall be taken in such periods and at such times as may be determined by the Company.

8.  Sick Leave

The Employee's entitlement to sickness leave, if any, shall be determined in accordance with the relevant applicable laws.

9.  Pension & Life Insurance

9.1 As of the Effective Date, the Company shall maintain a pension & life insurance for the benefit of the Employee, which shall be issued by the Company's insurance agent. The Employee shall be the owner of said policy. Allocation to the said Managers Insurance shall be as follows:

9.1.1  the Company - a monthly sum equals to 15.83% of the Salary
(comprising of 5% pension; 2.5% loss of working ability and 8.33% severance payment);

9.1.2  the Employee - 5% of the Salary.

9.2 The Employee agrees that the Company shall deduct said 5% of his Salary for remittance to the said Managers Insurance.

9.3 The Company remittances to the Managers Insurance are in lieu of severance payments remittances, which may be due, according to this Agreement and/or any applicable law, to the Employee.

9.4 The Employee and the Company shall adopt the provisions of the General Permit concerning payment of employers to pension fund and insurance fund in lieu of severance payment in the form attached hereto as Appendix "9.4" which is incorporated by reference hereto and constitutes an integral part of this Agreement.

10.  Advanced Study Fund

10.1  As of this agreement the Company shall maintain an Advanced
Study Fund for the benefit of the Employee. Allocation to the said Advanced Study Fund shall be as follows:

10.1.1  the Company - a monthly sum equals to 7.5% of the Salary;

10.1.2  the Employee - 2.5% out of the Salary.

10. The Employee agrees that the Company shall deduct said 2.5% of his Salary for remittance to the said Advanced Study Fund.

11.  Severance Payments

The right of the Employee to receive severance payments shall be subject to and determined in accordance with the provisions of this Agreement and/or any applicable law. For the removal of any doubt, severance payments due to the Employee, if any, will be computed on the basis of the Salary only, to the exclusion of any other payments and/or benefits to which the Employee may be entitled pursuant to this Agreement.

12.  Options

The Employee shall be entitled to receive an employee stock options as part of the Company Employee Stock Option Plan ("ESOP") to purchase shares in the Company, in accordance with the principles set forth in Appendix "12" attached hereto. If required by the Company, the Employee will enter into a comprehensive option agreement with respect to said options in a form submitted by the Company, which shall be based on the principles set forth in said Appendix "12".

13.  Reimbursement

The Employee shall be entitled to receive full reimbursement of all expenses related to the company and his assignment, including but not limited to: communications, travel, hospitality, office supply, etc. The reimbursement will be paid to the employee within 30 days after the employee submits his expenses report to the company.

14.  Assignment of Duty

Prior to the termination of the Employee's employment with the Company, for whatever reason and howsoever occasioned, the Employee shall transfer, in an orderly and efficient manner, his duty to the person who will assume the Employee's position with the Company and use his best efforts to assist the Company in the integration of said person into the Company, and shall forthwith deliver to the Company (without retaining copies thereof) all documents, information or property of the Company, including the Company's owned car used by him, within his possession or under his control (whether prepared by him or not and whether or not the same were or were not originally supplied by the Company)..

15.  Termination

15.1  Termination Without Cause:

Either Party shall be entitled to terminate this Agreement, at any time, for any reason, or for no reason, by giving the other Party a notice in writing of not less than 180 days, provided however that during the first 180 days as of the Effective Date, either party shall be entitled to terminate this Agreement by giving the other Party a notice in writing of at least 90 days. In the event of such termination by the Company, the Company shall be entitled, at its unfettered discretion, to require the Employee to cease working during the aforementioned respective notice period (the "Notice Period"), in which event the Company shall pay to the Employee, for said Notice Period, a sum equals to the Salary which would have been payable to him
(for the Notice Period) if he had been required to work during said Notice Period. Participation in any stock option plan or any other benefit program is not to be regarded as assuring the Employee of continuing employment for any particular period of time.

15.2 The termination of this Agreement pursuant to Sub-Articles 14.1 hereinabove will not prejudice any additional right and/or remedy available to the Company pursuant to this Agreement and/or any applicable law, nor shall it prejudice any right available to the Company or effect any undertaking of the Employee, pursuant to any provision hereof which survives, by the nature or contents thereof, the termination of this Agreement, including, without limiting, the undertakings of the Employee included in Article 16 hereinbelow (and in the invention, confidentiality and non-competition agreement mentioned therein) and the indemnity provisions hereof.

16.  Confidentiality and Non-Competition

Concurrently with the signature hereof the Employee shall execute an invention, confidentiality and non-competition agreement in the form attached hereto as Appendix "15". Notwithstanding anything to the contrary contained herein, if this Agreement is terminated or expires by its terms, the provisions of this Article shall continue in full force and effect.

17.  Reasonable Terms

The Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of the Employee, are fully required to protect the legitimate interests of the Company, and do not confer a benefit upon the Company disproportionate to the detriment of the Employee.

18.  Miscellaneous

18.1 The terms and conditions herein contained, constitute the entire and only agreements between the Parties hereto with respect to the subject matter hereof and shall supersede all previous communications, representations and/or agreements, either written or oral, between the Parties in respect of such subject matter. Any other general or specific agreements that the Company might have with other employees of the Company, or any other customary terms, shall not apply to the employment of the Employee hereunder. No modification of said terms and conditions should be binding unless agreed upon in writing and signed by the Parties.

18.2 The Parties hereto confirm that this is a personal service agreement and that the relationship between the Parties hereto shall not be subject to any general or special collective employment agreement or any custom or practice of the Company in respect to any of its other employees or contractors.

18.3 The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

18.4 Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

18.5 The Company shall be entitled to assign or transfer this Agreement in whole or in part to any entity, corporation or partnership. The Employee shall not be entitled to assign or transfer his rights and/or obligations pursuant to this Agreement, in whole or in part.

18.6 All notices required under this Agreement shall be sent to the addresses as appear at the preamble of this Agreement.

18.7 Any such notice or communication shall be deemed to have been duly given at the time of delivery (if given by hand) or on the fifth (5th) business day after posting (if given by registered mail).

18.8 This Agreement shall be governed non-exclusively by and construed in accordance with the laws of the State of Nevada, without giving effect to the rules of conflicts of laws thereof and the parties hereby submit to the non-exclusive jurisdiction of the competent courts of Reno, Nevada. Notwithstanding the aforesaid, any party shall be entitled to resort to courts of competent jurisdiction to apply for an injunction, or any equivalent remedy, in order to restrain the breach of any restrictive covenants pursuant to this Agreement.

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

                                       ANDAIN INC.


                                       By: /s/  Sam Shlomo Elimelech
                                       San Shlomo Elimelech, President


                                       GAI MAR-CHAIM


                                       /s/  Gai Mar-Chaim